Exhibit 99.1

CONTACT:	Richard O’Connor - (203) 625-0770

SECURITY CAPITAL CORPORATION ANNOUNCES

SCHEDULING CONFERENCE REGARDING THE COMPLAINT

FILED AGAINST BRIAN D. FITZGERALD, CAPITAL PARTNERS, INC.,

FGS, INC. AND CP ACQUISITION, L.P. NO. 1

Greenwich, CT – April 19, 2005 – Security Capital Corporation (AMEX: SCC) (the “Company”) announced today that, on April 13, 2005, it learned that the previously announced scheduling conference was held with respect to the complaint, dated March 29, 2005, styled Montauk Partners L.P., Wilmington Interstate Corporation, Virginia Retirement System, Landmark Secondary Partners IX, L.P., Illinois State Universities Retirement System, State of Montana Board of Investments, and Erste Bank v. Brian D. Fitzgerald, Capital Partners, Inc., FGS, Inc., CP Acquisition, L.P. No. 1, and Capital Partners Holdings II-A, L.P. and Capital Partners Holdings II-B, L.P., which was filed in the Court of Chancery of the State of Delaware.  The complaint names Brian D. Fitzgerald, Capital Partners, Inc., FGS, Inc. and CP Acquisition, L.P. No. 1, as defendants, and Capital Partners Holdings II-A, L.P. and Capital Partners Holdings II-B, L.P., as nominal defendants (collectively, the “Partnerships”), and was filed by certain limited partners of the Partnerships.

It is the Company’s understanding that the scheduling conference was held to consider the plaintiffs’ motion, dated March 29, 2005, also previously announced, seeking to expedite proceedings and schedule a trial on the matter for June 2005.  It is also the Company’s understanding that, at the scheduling conference, the Court denied the plaintiffs’ motion and stated that the plaintiffs had not shown a need for a trial in that time frame.  Instead, the Court directed the parties to attempt to work out a pre-trial schedule that would result in the matter being tried around year-end 2005.

The Company’s two reportable segments are employer cost containment and health services, and educational services. The employer cost containment and health services segment consists of WC Holdings, Inc., which provides services to employers and their employees primarily relating to industrial health and safety, industrial medical care, workers’ compensation insurance and the direct and indirect costs associated therewith. The educational segment consists of Primrose Holdings, Inc., which is engaged in the franchising of educational child care centers, with related activities in real estate consulting and site selection services in the Southeast and Southwest.

This release contains “forward-looking” statements within the meaning of the “safe harbor” provisions of the Private Litigation Reform Act of 1995.  Such statements are based on management’s current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements.  Such factors and uncertainties include, but are not limited to: future legislative changes which could impact the laws governing workers’ compensation and medical malpractice insurance in the various states in which the Company’s employer cost containment and health services segment operates, the Company’s ability to enhance its existing services and successfully introduce and market new services, new service developments by the Company’s competitors, market acceptance of new services of both the Company and its competitors, competitive pressures on prices, the ability to attract and retain qualified personnel, interest rates, the Company’s ability to attract qualified franchisees or access to financing for these franchisees, the effects on the Company if a lender to one of the Company’s subsidiaries utilizes remedies available to it upon an event of default on loans at one of the Company’s subsidiaries, the Company’s ability to file its 2004 Form 10-K, the Company's ability to regain compliance with the American Stock Exchange’s continued listing standards and decisions relative to and the outcome of any such decisions regarding strategic alternatives with respect to maximizing stockholder value and enhancing stockholder liquidity.